Exhibit 3.142
ARTICLES OF INCORPORATION OF
RSCR INLAND INC.
I. NAME
The name of the corporation is RSCR INLAND INC.
This corporation is a close corporation.
II. PURPOSE
The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.
III. DIRECTORS
The number of Directors of the corporation is three (3).
The names and address of the persons appointed as initial directors are:

Name	Address
1.	Stephen R. Wallace 6643 Wintertree Dr. Riverside, CA 92506

2.	Barbara L. Wallace 6643 Wintertree Dr. Riverside, CA 92506

3.	Raphaela A. Wallace 6643 Wintertree Riverside, CA 32506
The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
IV. AGENT FOR SERVICE OF PROCESS
The name and address is the state of California of the corporation’s initial agent for service of process is:
Stephen R. Wallace
6643 Wintertree Dr.
Riverside, Ca 92506

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V. INDEMNIFICATION
The corporation is authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporation Code), whether by bylaw, agreement or otherwise, for breach of duty to this corporation and its shareholders in excess of that expressly permitted in Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred, subject to the limits on such excess indemnification set forth in section 204 of the California Corporations Code.
VI. The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.
Dated: May 26, 1991.
Stephen R. Wallace /s/ Stephen R. Wallace
Typed name and Signature of Director
Barbara L. Wallace /s/ Barbara L. Wallace
Typed Name and Signature of Director
Raphaela A. Wallace /s/ Raphaela A. Wallace
Typed Name and Signature of Director
The undersigned being all of the persons named above as the initial directors, declare that they are the persons who executed the foregoing Articles of Incorporation, which execution is their act and deed.
Stephen R. Wallace /s/ Stephen R. Wallace
Typed name and Signature of Director
Barbara L. Wallace /s/ Barbara L. Wallace
Typed Name and Signature of Director
Raphaela A. Wallace /s/ Raphaela A. Wallace
Typed Name and Signature of Director

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CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
BUMPERSHOOT ENTERPRISES INC.
The undersigned certify that:
1. They are the vice president and assistant secretary of the corporation.
2. The name of the corporation is Bumpershoot Enterprises Inc.
3. Article 1 of the Articles of Incorporation of this corporation is amended to read as follows:
The name of the corporation is RSCR INLAND, Inc.
4. The foregoing amendment has been duly approved by the board of directors.
5. The amendment was approved by the unanimous written consent of the sole shareholder in accordance with California Corporations Code Section 902.
     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: January 11, 2001	/s/ Jeffrey M. Cross

Jeffrey M. Cross, Vice President

/s/ Mary D. Wiley

Mary D. Wiley, Assistant Secretary